EXHIBIT 99.1

	Investor Contact:	Teri Miller
(954) 308-8216
terilmiller@spherion.com

	Media Contact:	Kip Havel
For Immediate Release		(800) 422-3819
kiphavel@spherion.com
James J. Forese named Chairman of Spherion Corporation
FORT LAUDERDALE, Fla., May 16, 2007 — Spherion Corporation (NYSE: SFN), a recruiting, staffing and workforce solutions provider, today announced that James J. Forese, a member of the company’s board of directors, has been named non-executive chairman of the board. Forese succeeds Steven S. Elbaum, who has served as non-executive chairman since 2001 and will remain as a director.
Forese has served on the company’s board since 2003 and is currently operating partner and chief operating officer of Thayer Capital Partners, a private equity investment firm. Forese also serves on the boards of Anheuser-Busch Companies, Inc., BFI Canada Income Fund and Suntron Corporation. Previously, he was chairman of the board, president and chief executive officer of IKON Office Solutions, Inc.
About Spherion
Spherion Corporation (NYSE:SFN) is a leading recruiting and staffing company that provides integrated solutions to meet the evolving needs of companies and job candidates. As an industry pioneer for more than 60 years, Spherion has screened and placed millions of individuals in temporary, temp-to-hire and full-time jobs. Positions range from administrative and light industrial to a host of professions that include accounting/finance, information technology, engineering, manufacturing, legal, human resources and sales/marketing.
With approximately 650 locations in the United States and Canada, Spherion delivers innovative workforce solutions that improve business performance. Spherion provides its services to more than 8,000 customers, from Fortune 500 companies to a wide range of small and mid-size organizations. Employing nearly 300,000 people annually through its network, Spherion is one of North America’s largest employers. To learn more, visit www.spherion.com.
This release contains statements that are forward looking in nature and, accordingly, are subject to risks and uncertainties. Factors that could cause future results to differ from current expectations include risks associated with: Competition — our business operates in highly competitive markets with low barriers to entry; Economic conditions — any significant economic downturn could result in lower revenues or a significant reduction in demand from our customers may result in a material impact on the results of our operations; Corporate strategy — we may not achieve the intended effects of our business strategy; Termination provisions — certain contracts contain termination provisions and pricing risks; Failure to perform — our failure or inability to perform under customer contracts could result in damage to our reputation and give rise to legal claims; Disposition of businesses — the disposition of businesses previously sold may create contractual liabilities associated with indemnifications provided; Business interruptions — natural disasters or failures with hardware, software or utilities could adversely affect our ability to complete normal business processes; Tax filings — regulatory challenges to our tax filing positions could result in additional taxes; Personnel — our business is dependent upon the availability of qualified personnel and we may lose key personnel which could cause our business to suffer; Litigation — we may be exposed to employment—related claims and costs and we are a defendant in a variety of litigation and other actions from time to time; Common stock — the price of our common stock may fluctuate significantly, which may result in losses for our investors; Government Regulation - government regulation may increase our costs; International operations — we are subject to business risks associated with our operations in Canada which could make those operations more costly; Integrating acquisitions — managing or integrating any future acquisitions may strain our resources; and Debt compliance — failure to meet certain covenant requirements under our credit facility could impact part or all of our availability to borrow. These and additional factors discussed in this release and in Spherion’s filings with the Securities and Exchange Commission could cause the Company’s actual results to differ materially from any projections contained in this release.